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                                                                    Exhibit 10.8


(AGCO LOGO)  AGCO Corporation
             4205 River Green Parkway Duluth, GA USA 30096-2584 www.agcocorp.com

             Telephone 770.813.9200



July 23, 2003

Robert J. Ratliff
AGCO Corporation

Dear Bob:

This letter will confirm certain amendments to the contractual employment arrangements between the Company and yourself pursuant to your Employment and Severance Agreement dated 15 August, 1995.

CONTINUATION OF APPOINTMENT:

      You will continue to serve as Chairman, President and Chief Executive Officer of the Company.

BENEFITS:

      All compensation, fringe and other benefits in place at the date hereof shall continue unchanged until the effective date of the termination of your employment.

TERMINATION:

      The employment term shall not terminate on August 14, 2003. It shall be indefinitely extended until such time as it is terminated as provided in the following sentence. Either you or the Company may at any time terminate your employment without cause by giving the other party written notice of termination at least 120 days prior to the effective date of such termination.

OBLIGATION TO PAY:

      The Company shall pay your base salary through the effective date of termination. You will have no further right to receive any other compensation benefits or perquisites after the effective date of termination of employment (other than benefits and perquisites accrued prior thereto), except those retirement benefits to which you are currently contractually entitled (such as, for example, the LTIP Plan, AGCO Supplemental Executive Retirement Plan, restructured Split Dollar Program and S.401K benefits).

GOVERNING LAW:

      The validity, construction and enforcement of this agreement shall be governed by the laws of the State of Georgia.

Please indicate your acceptance of these terms by signing and return the attached copy of this letter.



                                                /s/ Robert J. Ratliff
----------------------                          --------------------------------
Board of Directors                                  Robert J. Ratliff
AGCO Corporation


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